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                                                                     EXHIBIT 4.6


THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE HOLDER OF THIS WARRANT OR ANY SUCH SHARES MAY BE REQUIRED TO DELIVER TO THE COMPANY, IF THE COMPANY SO REQUESTS, AN OPINION OF COUNSEL (REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY) TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (OR QUALIFICATION UNDER STATE SECURITIES LAWS) IS AVAILABLE WITH RESPECT TO ANY TRANSFER OF THIS WARRANT OR THESE SHARES THAT HAS NOT BEEN SO REGISTERED (OR QUALIFIED).


                        AMERICAN SHARED HOSPITAL SERVICES


                          Common Stock Purchase Warrant


No. ____________                                            _____________ shares
                                                                    May 17, 1995


                 AMERICAN SHARED HOSPITAL SERVICES, a California corporation (together with any corporation that shall succeed to or assume the obligations of the Company hereunder in compliance with Section 4, the "Company"), for value received, hereby certifies that ________, or its registered assigns (the "Holder"), is entitled to purchase from the Company an aggregate of ________ shares of Common Stock (as defined below), at the Exercise Price (as defined below) per share, subject to the terms, conditions and adjustments set forth below, in whole or in part, at any time or from time to time from and after the date hereof and on or prior to the Expiration Date (defined below).

1. The following terms shall have the meanings ascribed to them below:

                 "Business Day" shall mean any day other than a Saturday or Sunday or a day on which banking institutions in the State of California are authorized or obligated by law or executive order to close.

                 "Closing Price" with respect to any security on any day shall mean (i) the closing sale price, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading or (ii) if not so quoted or listed, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or (iii) if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors, or, to the extent permitted by applicable law, a duly authorized committee thereof (the "Board of Directors") for that purpose.

                 "Common Stock" shall mean the Common Stock, no par value, of the Company and any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock.

                  "Current Market Price" on any day shall mean the average Closing Price of the Common Stock during the 30 Trading Day period ending on such day.

                 "Expiration Date" shall mean May 17, 2002.

                 "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, business trust, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

                 "Record Date" with respect to any dividend or distribution, shall mean the record date fixed for the determination of stockholders entitled to receive such dividend or distribution.

                 "Trading Day" with respect to any Security shall mean (x) if such security is listed or admitted for trading or quoted on a national securities exchange or quotation system, a day on which such national securities exchange is open for business or (y) if such security is not otherwise listed, admitted for trading or quoted, any Business Day.

                 2. Exercise of Warrant.

                 2.1 Manner of Exercise. This Warrant may be exercised by the Holder hereof, in whole or in part, during normal business hours on any Business Day, by surrender of this Warrant to the Company at its office maintained pursuant to Section 9, accompanied by a subscription in substantially the form attached to this Warrant (or a reasonable facsimile thereof), duly executed by such Holder and, in the case of clause (a) below, accompanied by payment of the aggregate Exercise Price of the number of shares of Common Stock designated in such subscription. Payment of such Exercise Price may be made, at the option of the Holder (a) in cash, by certified or official bank check payable to the order of the Company, or (b) by the Company withholding that number of shares of Common Stock with an aggregate Closing Price as of the date of exercise equal to such aggregate Exercise Price.


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

                 2.2 When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant and the accompanying subscription shall have been duly surrendered to the Company as provided in Section 2.1, and at such time the Holder shall be deemed to have become the holder of record of a number of shares of Common Stock equal to the number of shares designated in such subscription less, in the case of clause 2.1(b), the number of shares of Common Stock withheld by the Company as payment therefor.

                 2.3 Delivery of Stock Certificates, etc. As soon as practicable after each exercise of this Warrant, in whole or in part, in accordance with the terms of Section 2.1, the Company shall cause to be issued in the name of the Holder (or its designee), and delivered to the Holder (or at its direction),

                          (a) a certificate or certificates for the number of
duly authorized, validly issued, fully paid and nonassessable shares of Common Stock to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Closing Price per share on the date of such exercise, and

                          (b) in case such exercise is in part only, a new
Warrant of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal to the number of such shares called for on the face of this Warrant (after giving effect to any adjustment thereof after the date hereof) minus the number of such shares designated by the Holder upon such exercise as provided in Section 2.1.

                 3. Adjustments.

                 3.1 General. The number of shares of Common Stock that the Holder shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 3) be issuable upon such exercise, by a fraction (i) the numerator of which is $0.75 and (ii) the denominator of which is the Exercise Price on the date of such exercise.

                 The "Exercise Price" shall initially be $0.75 per share; provided, that the Exercise Price shall be adjusted and readjusted from time to time as provided in this Section 3; provided, however, that no such adjustment shall be made to the Exercise Price in connection with the issuance of (i) up to 1,495,000 shares of Common Stock to the chairman and chief executive officer of the Company on or prior to May 17, 1996, (ii) warrants to purchase shares of Common Stock to General Electric Company, a New York corporation acting through GE Medical Systems ("GE") on or prior to May 17, 1996, and (iii) options granted to members of management (other than the chairman and chief executive officer) pursuant to an incentive stock option plan approved by a majority of the Company's shareholders to purchase up to five percent (5%) of the fully-diluted shares of Common Stock outstanding on the date of adoption of the plan.

                 3.2 Stock Dividends. If, after the date hereof, the Company shall declare or pay any dividend on the Common Stock payable in Common Stock, then, and in each such case, the Exercise Price shall be reduced, as of the close of business on the Record Date, by multiplying such Exercise Price by a fraction (a) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date


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

and (b) the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

                 3.3 Rights. If, after the date hereof, the Company shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the Record Date, the Exercise Price shall be reduced, as of the close of business on the Record Date, by multiplying such Exercise Price by a fraction (a) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date plus the number of shares of Common Stock that the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Closing Price and (b) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares of Common Stock so offered for subscription or purchase. For purposes of this Section 3.3, the issuance of rights or warrants to subscribe for or purchase stock or securities convertible into shares of Common Stock shall be deemed to be the issuance of rights or warrants to purchase the shares of Common Stock into which such stock or securities are convertible at an aggregate offering price equal to the aggregate offering price of such stock or securities plus the minimum aggregate amount (if any) payable upon conversion of such stock or securities into Common Stock.

                 3.4 Stock Splits, etc. If, after the date hereof, the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or combined into a smaller number of shares of Common Stock by stock split, combination, reclassification or otherwise, the Exercise Price in effect at the close of business on the day upon which such subdivision or combination becomes effective shall be proportionately reduced or increased, such reduction or increase, as the case may be, to become effective immediately prior to the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                 3.5 Other Distributions. If, after the date hereof, the Company shall, by dividend or otherwise, distribute to all holders of record of its Common Stock evidences of indebtedness, shares of capital stock, cash or assets (including securities, but excluding any dividend or distribution for which an adjustment is made pursuant to Section 3.2 or 3.3 above), the Exercise Price shall be reduced, as of the close of business on the Record Date, by multiplying such Exercise Price by a fraction (a) the numerator of which shall be the Closing Price per share of Common Stock on the Record Date less the fair market value on such Record Date, of such evidences of indebtedness, shares of capital stock, cash and assets that are distributed to a holder of one share of Common Stock and (b) the denominator of which shall be such Closing Price per share of the Common Stock. For purposes of this Section 3.5, any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, cash, assets or shares of capital stock other that such shares of Common Stock, rights or warrants (so that any Exercise Price reduction required by this Section 3.5 is made) immediately followed by (2) a dividend or distribution of such shares of Common Stock, rights or warrants (so that there is made any further Exercise Price reduction required by Section 3.2 or 3.3 hereof).

                 In lieu of any adjustment to the Exercise Price provided for in this Section 3.5, the Holder may elect, in its sole discretion, to receive such dividend or distribution as would be received by a holder of the number


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

of shares of Common Stock issuable upon the exercise of this Warrant. Such dividend or distribution shall be declared, ordered, made or paid at the time such dividend or distribution is declared, ordered, made or paid on the Common Stock, without any requirement of any exercise hereof.

                 3.6 Sales Below Market Price. If, after the date hereof, the Company shall issue or sell its shares of Common Stock for consideration per share that is less than the Current Market Price on the Trading Day next preceding the date of such issuance (unless (i) the provisions of 3.2, 3.3, 3.4 or 3.5 shall be applicable, (ii) such issuance or sale is in connection with a bona fide underwritten public offering, or (iii) such issuance or sale is in consideration for assets or ownership interests acquired by the Company in an arm's length transaction with a bona fide third party) the Exercise Price shall be adjusted to equal the product of the Exercise Price in effect immediately prior to such action, multiplied by a fraction (a) the numerator of which is the Adjusted Fair Market Value per share and (b) the denominator of which is such Current Market Price.

                 "Adjusted Fair Market Value" shall mean (i) the sum of (x) the product of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale times (B) the Current Market Price, plus (y) the consideration, if any, received by the Company upon such issue or sale, divided by (ii) the number of shares of Common Stock outstanding immediately after such issue or sale.

                 3.7 Minimum Adjustment of Warrant Price. If the amount of any adjustment of the Exercise Price required pursuant to this Section 3 would be less than one percent (1%) of the Exercise Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one percent (1%) of such Exercise Price, provided, that all such adjustments required pursuant to
Section 3 and carried forward under this Section 3.7 shall be made upon (and in connection with) any exercise of the Warrant.

                 3.8 Form of Warrants. Irrespective of any adjustments in the Exercise Price or the number of shares of Common Stock purchasable upon the exercise of this Warrant, this Warrant (and any Warrant hereafter issued) may continue to express the same price and number and kind of shares as are stated in the Warrant initially issued.

                 4. Consolidation, Merger, etc. If, after the date hereof, the Company shall

                          (a) consolidate with or merge into any other Person
and shall not be the continuing or surviving corporation of such consolidation or merger, or

                          (b) permit any other Person to consolidate with or
merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or

                          (c) effect a capital reorganization or
reclassification of the Common Stock,


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then (i) lawful and adequate provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant, upon the exercise hereof after the consummation of such transaction, shall be entitled to receive, in lieu of the Common Stock issuable upon such exercise, the kind and amount of securities, cash or other property to which such Holder would have been entitled upon such consummation if such Holder had exercised the rights represented by this Warrant in full immediately prior thereto and (ii) appropriate provision shall be made with respect to rights and interests of the Holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Exercise Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of any conversion rights hereunder.

                 5. Certain Covenants. The Company shall (a) not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, and (b) take all such action as may be necessary or appropriate to validly and legally issue fully paid and nonassessable shares of stock on the exercise of this Warrant.

                 6. Accountants' Report as to Adjustments. Upon the occurrence of any event requiring adjustment or readjustment in the Exercise Price or the shares of Common Stock issuable upon the exercise of this Warrant, the Company will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and cause independent certified public accountants of recognized national standing (which may be the regular auditors of the Company) to verify such computation and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based. The Company will promptly mail a copy of each such report to the Holder.

                 7. Payment of Taxes. The Company shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock upon exercise of the Warrants. The Company shall not, however, be required to pay any tax payable in respect of any transfer involved in the issue or delivery of Warrants or shares of Common Stock issued upon exercise of the Warrants (or other securities or assets) in a name other than that in which the Warrants so exercised were registered.

                 8. Reservation of Stock, etc. The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of this Warrant, the number of shares of Common Stock from time to time issuable upon exercise of this Warrant. All shares of Common Stock issuable upon exercise of this Warrant shall be duly authorized and, when issued upon such exercise in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable, with no liability on the part of the holders thereof.

                 9. Ownership and Transfer.

                          (a) The Company shall treat the person in whose name
this Warrant is registered on the register (the "Warrant Register") kept at the office of the Company maintained pursuant to this Section 9 as the owner and holder hereof for all purposes.

                          (b) This Warrant shall be transferable only on the
Warrant Register, upon delivery hereof, accompanied by a written instrument or instruments of transfer, duly executed by the registered Holder hereof or


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



by the duly appointed legal representative hereof or by a duly authorized attorney. Upon the surrender of this Warrant, properly endorsed, for registration of transfer or for exchange at the office of the Company maintained pursuant to Section 9, the Company shall execute and deliver to or upon the order of the Holder hereof a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face hereof.

                          (c) The Company will maintain an office in the State
of California, which office shall initially be at Four Embarcadero Center, Suite 3620, San Francisco, California 94111-4115, until such time as the Company shall notify the Holder of any change of location of such office.

                          (d) If any warrant certificate shall be mutilated,
lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for the certificate lost, stolen or destroyed, and upon receipt of evidence to their reasonable satisfaction of the destruction, loss or theft of any certificate and such security or indemnity as may reasonably be required by them to save each of them and any of their agents harmless, to issue a new certificate of like tenor and representing an equivalent right or interest.

                 10. No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be construed as conferring upon the Holder any rights as a stockholder of the Company or as imposing any obligation on such Holder to purchase any securities or as imposing any liabilities on such Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

                 11. Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Warrant shall be in writing and shall be personally served or delivered by a reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed (a) if to the Holder, at the registered address of such Holder as set forth in the register kept at the principal office of the Company, or (b) if to the Company, to the attention of its Chief Executive Officer at its office maintained pursuant to Section 9, provided that the exercise of any Warrant shall be effective only in the manner provided in Section 2. Notice shall be deemed given on the date of service or confirmation of receipt of transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following delivery of such notice to a reputable air courier service.


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                 12. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF CALIFORNIA WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. Titles and headings of sections of this Warrant are for convenience only and shall not affect the construction of any provision of this Warrant.


                                        AMERICAN SHARED HOSPITAL SERVICES




                                        By:_____________________________________
                                           Name:
                                           Title:


Attest



By:_______________________________
   Name:
   Title:

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

                              FORM OF SUBSCRIPTION

                 [To be executed only upon exercise of Warrant]


To:  AMERICAN SHARED HOSPITAL SERVICES

                 The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, ______* shares of Common Stock of AMERICAN SHARED HOSPITAL SERVICES and requests that the certificates for such shares be issued in the name of, and delivered to the undersigned, whose address is set forth below. In payment therefor (check one):

[ ] The Company may withhold therefrom, and the undersigned holder hereby surrenders its right to, that number of shares of Common Stock with an aggregate Closing Price as of the date of exercise equal to the aggregate Exercise Price for the shares designated for purchase in the preceding sentence.

[ ] The undersigned holder has included a certified or official bank check payable to the order of the Company in an amount equal to the aggregate Exercise Price for the shares designated for purchase in the preceding sentence.


Dated:                                     _____________________________________
                                           (Signature must conform in all
                                           respects to name of holder as
                                           specified on the face of Warrant)


                                           _____________________________________
                                                      (Street Address)


                                           _____________________________________
                                                 (City) (State) (Zip Code)


_____________________________________

* Insert here the number of shares called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case after making any adjustment for additional shares of Common Stock which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the Warrant.


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                               FORM OF ASSIGNMENT


                 For value received _________________ hereby sells, assigns and transfers unto ______________ the within Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________ attorney, to transfer said Warrant on the books of the Company, with full power of substitution in the premises.


Dated: ___________________



                                           _____________________________________
                                           Note:   The above signature must
                                                   correspond with the name as
                                                   written upon the face of this
                                                   Warrant in every particular,
                                                   without alternation or
                                                   enlargement or any change
                                                   whatever.


Signature Guaranteed:


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